UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 31, 2012 (December 5, 2011)

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-154750	26-3455189
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2909 Hillcroft, Suite 420 Houston, Texas
77057
(Address of principal executive offices)		(Zip Code)

(713) 467-2222
(Registrant’s telephone number, including area code)

  Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 25, 2012, we entered into a dealer manager agreement (the “Hill Dealer Manager Agreement”) with D.H. Hill Securities, LLLP (“D.H. Hill Securities”) whereby D.H. Hill Securities will serve as our exclusive dealer manager in connection with the distribution of shares of our common stock through participating broker-dealers pursuant to our current public offering of $273,750,000 in shares of our common stock, on a best efforts basis, of which (i) $250,000,000 in shares are offered pursuant to our primary offering and (ii) $23,750,000 in shares are offered pursuant to our distribution reinvestment plan. D.H. Hill Securities will commence providing services pursuant to the Hill Dealer Manager Agreement on February 3, 2012, subject to the receipt of any required regulatory approvals.  The terms of the Hill Dealer Manager Agreement are substantially the same as the terms of the dealer manager agreement with Allied Beacon Partners, Inc. (the “Beacon Dealer Manager Agreement”).

Except in certain circumstances described in our Registration Statement on Form S-11, as amended (File No. 333-154750), D.H. Hill Securities will receive selling commissions of 7.0% of the gross offering proceeds from sales of shares of our common stock in the primary offering, all of which will be re-allowed by D.H. Hill Securities to participating broker-dealers.  D.H. Hill Securities will also receive a dealer manager fee of up to 2.5% of the gross offering proceeds from sales of our common shares, a portion of which may be re-allowed by D.H. Hill Securities to participating broker-dealers.

No selling commissions, dealer manager fee or other organizational and offering expenses will be paid for shares sold pursuant to the distribution reinvestment plan.

The terms of the dealer manager agreement were approved by our board of directors, including a majority of our independent directors.

Subject to certain limitations including those set forth in our charter, we will agree to indemnify D.H. Hill Securities and the participating broker-dealers against liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise out of (i) material inaccuracies in our representations and warranties contained in the dealer manager agreement, (ii) material breaches of our covenants contained in the dealer manager agreement, (iii) untrue statements of a material fact contained in our Registration Statement on Form S-11, as amended, prospectus, sales literature or blue sky applications relating to the offering, or (iv) the omission to state a material fact required to be stated in our Registration Statement on Form S-11, as amended, or prospectus relating to the offering.

This description of the material terms of the Hill Dealer Manager Agreement is qualified in its entirety by the terms of the agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

On December 5, 2011, Allied Beacon Partners, Inc. (“Beacon”) notified us of its intention to terminate the dealer manager agreement dated March 25, 2009, between us and Allied Beacon Partners, Inc. fka American Beacon Partners, Inc. and Pavek Investments, Inc. (as amended, the “Beacon Dealer Manager Agreement”) effective February 3, 2012.  Pursuant to Section 9 of the Beacon Dealer Manager Agreement, either party may terminate the Beacon Dealer Manager Agreement without cause or penalty upon sixty (60) days notice to the other party.  Beacon will continue to serve as dealer manager of the offering until February 3, 2012 and is expected to enter into an agreement with D.H. Hill Securities to continue to sell shares of our common stock during the remainder of the offering period.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

1.1  Dealer Manager Agreement, dated as of January 25, 2012, by and between D.H. Hill Securities, LLLP and Hartman Short Term Income Properties XX, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 31, 2012

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

By:       /s/

Name:   Louis T. Fox, III

Title:     Chief Financial Officer